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                                                                    Exhibit 23.1


                         Consent of Independent Auditors



We consent to the use of our report dated February 4, 2000, on the consolidated financial statements of Centerstate Banks of Florida, Inc. and Subsidiaries as of and for the years ended December 31, 1999 and 1998, included in this Form 8-A registration statement.




KPMG LLP
Orlando, Florida

November 21, 2000